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Exhibit 99

American Airlines, Inc.
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of American Airlines, Inc., a Delaware corporation (the Company), does hereby certify, to such officer's knowledge, that:

  The Annual Report on Form 10-K for the year ended December 31, 2002 (the Form 10-K) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2003	By:	/s/ DONALD J. CARTY Donald J. Carty Chairman and Chief Executive Officer
Date: April 14, 2003	By:	/s/ JEFFREY C. CAMPBELL Jeffrey C. Campbell Senior Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.

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  Exhibit 99
American Airlines, Inc. Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)